As filed with the Securities and Exchange Commission on December 22, 2000

Registration Nos. 002-78497, 002-81763, 33-41440, 33-25105, 33-54365, 33-54596,
                  33-52813, 33-03087, 33-38814, 33-25577 and 002-77691
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                     POST-EFFECTIVE AMENDMENT NOS. 1 AND 2
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                              Comcast Corporation
               (Exact Name of issuer as specified in its charter)




       Pennsylvania                      4841                    23-1709202
(State or other jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
     of incorporation or            Classification No.)      Identification No.)
       organization)

                               1500 Market Street
                          Philadelphia, PA 19102-2148
                                 (215) 665-1700
                    (Address of principal executive offices)

                          ---------------------------

            Comcast Corporation 1982 Incentive Stock Option Plan and
          Executive Nonqualified Restricted Stock Option and Incentive
            Stock Option Plan (formerly, 1977 Executive Nonqualified
                         Restricted Stock Option Plan)
               The Comcast Corporation Retirement-Investment Plan
                   Comcast Corporation 1987 Stock Option Plan
            Comcast Corporation 1986 Nonqualified Stock Option Plan
      Comcast Corporation 1972 Non-Qualified Restricted Stock Option Plan
                 Storer Communications Retirement Savings Plan
    Jones Intercable, Inc. 1992 Stock Option Plan and a Separate Option for
                 200,000 Shares of Common Stock, $.01 par value
          Jones Intercable, Inc. et al Profit Sharing/Retirement Plan
             Jones Intercable, Inc. Non-Qualified Stock Option Plan
               Jones Intercable, Inc. Incentive Stock Option and
                         Stock Appreciation Rights Plan
          Jones Intercable, Inc. 1983 Non-Qualified Stock Option Plan
                           (Full title of the Plans)

                          ---------------------------

                                 John R. Alchin
                     Executive Vice President and Treasurer
                              Comcast Corporation
                               1500 Market Street
                          Philadelphia, PA 19102--2148
                    (Name and address of agent for service)
          Telephone number, including area code, of agent for service:
                                 (215) 665-1700


===============================================================================

                                EXPLANATORY NOTE

     Comcast Corporation (the "Registrant") and Jones Intercable, Inc. ("Jones Intercable") had previously filed Registration Statements on Form S-8 (Registration File Nos. 002-78497, 002-81763, 33-41440, 33-25105, 33-54365,
33-54596, 33-52813, 33-03087, 33-38814, 33-25577 and 002-77691) in connection with Comcast Corporation 1982 Incentive Stock Option Plan and Executive Nonqualified Restricted Stock Option and Incentive Stock Option Plan (formerly, 1977 Executive Nonqualified Restricted Stock Option Plan), Comcast Corporation Retirement-Investment Plan, Comcast Corporation 1987 Stock Option Plan, Comcast Corporation 1986 Nonqualified Stock Option Plan, Comcast Corporation 1972 Non-Qualified Restricted Stock Option Plan, Storer Communications Retirement Savings Plan, Jones Intercable, Inc. 1992 Stock Option Plan and a Separate Option for 200,000 Shares of Common Stock, $.01 par value, Jones Intercable, Inc. et al Profit Sharing/Retirement Plan, Jones Intercable, Inc. Non-Qualified Stock Option Plan, Jones Intercable, Inc. Incentive Stock Option and Stock Appreciation Rights Plan, Jones Intercable, Inc. 1983 Non-Qualified Stock Option Plan. On March 2, 2000, the Registrant acquired the approximate 60% interest in Jones Intercable that was previously owned by public shareholders and the approximate 40% interest in Jones Intercable that was previously held by Comcast Cable Communications, Inc. ("Comcast Cable"), a wholly owned subsidiary of the Registrant. Also on that date, Jones Intercable was merged with and into Comcast JOIN Holdings, Inc., a wholly owned subsidiary of the Registrant ("JOIN Holdings") with JOIN Holdings as the successor to Jones Intercable. On August 1, 2000, JOIN Holdings was merged with and into Comcast Cable with Comcast Cable as the successor to JOIN Holdings.

     The purpose of this Post-Effective Amendment Nos. 1 and 2 to the Registration Statements on Form S-8 (Registration File Nos. 002-78497, 002-81763, 33-41440, 33-25105, 33-54365, 33-54596, 33-52813, 33-03087, 33-
38814, 33-25577 and 002-77691) is to terminate the effectiveness of such Registration Statements and to deregister all of the securities originally registered thereby which remain unsold as of the date hereof.

                                    PART II

ITEM 8.  EXHIBITS

     The following exhibit is filed as part of the Registration Statement hereby amended:

Exhibit No.
-----------
   24.1        Power of Attorney, included on Signature Page.

                        SIGNATURES AND POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment Nos. 1 and 2 to the original Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Philadelphia, Pennsylvania, on this 22nd day of December, 2000.

                                          COMCAST CORPORATION


                                          By:  /s/ John R. Alchin,
                                             ----------------------------------
                                          Name: John R. Alchin, Executive Vice
                                                President and Treasurer


     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ralph J. Roberts, Brian L. Roberts, Julian A. Brodsky, John R. Alchin, Stanley Wang, Lawrence J. Salva and Arthur R. Block and each of them, his (her) true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him (her) and in his (her) name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments), as well as any related registration statements for amendment thereto filed pursuant to Rule 462 promulgated under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he (she) might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                             Title                         Date
---------                             -----                         ----


/s/ Ralph J. Roberts           Chairman of the Board of        December 22, 2000
----------------------------   Directors; Director
Ralph J. Roberts


/s/ Julian A. Brodsky          Vice Chairman of the Board      December 22, 2000
----------------------------   of Directors; Director
Julian A. Brodsky


/s/ Brian L. Roberts           President; Director             December 22, 2000
----------------------------   (Principal Executive Officer)
Brian L. Roberts


/s/ John R. Alchin             Executive Vice President;       December 22, 2000
----------------------------   Treasurer (Principal Financial
John R. Alchin                 Officer)


/s/ Lawrence J. Salva          Senior Vice President           December 22, 2000
----------------------------   (Principal Accounting Officer)
Lawrence J. Salva


/s/ Gustave G. Amsterdam       Director                        December 22, 2000
----------------------------
Gustave G. Amsterdam

/s/ Sheldon M. Bonowitz        Director                        December 22, 2000
----------------------------
Sheldon M. Bonovitz


/s Joseph L. Castle II         Director                        December 22, 2000
----------------------------
Joseph L. Castle II


/s/ Bernard C. Watson          Director                        December 22, 2000
----------------------------
Bernard C. Watson


/s/ Irving A. Wechsler         Director                        December 22, 2000
----------------------------
Irving A. Wechsler


/s/ Anne Wexler                Director                        December 22, 2000
----------------------------
Anne Wexler